Investor Contacts:	Media Contact:
Antonella Franzen	Stephen Wasdick
+1-609-720-4665	+1-609-806-2262
afranzen@tyco.com	swasdick@tyco.com

Ryan Edelman
+1-609-720-4545
redelman@tyco.com

FOR IMMEDIATE RELEASE

TYCO APPOINTS ROBERT E. OLSON EXECUTIVE VICE PRESIDENT & CHIEF FINANCIAL OFFICER
AS PART OF PLANNED TRANSITION; ARUN NAYAR TO RETIRE
CORK, Ireland, Oct. 13, 2015 /PR Newswire/ – Tyco International plc (NYSE: TYC) today announced the appointment of Robert E. Olson as Executive Vice President and Chief Financial Officer, effective following the filing of the company’s annual report on Form 10-K with the U.S. Securities and Exchange Commission in November 2015. Mr. Olson, 56, has joined the company and will serve as Chief Financial Officer Designate until then.  He will succeed Arun Nayar, 65, who will step down from the CFO role at that time.  Mr. Nayar will retire from the company at the end of this calendar year and will serve in an advisory capacity for the next several months to ensure an orderly transition into the 2016 calendar year.
“We are pleased to welcome an accomplished financial executive such as Robert to our senior leadership team,” said George R. Oliver, Tyco’s Chief Executive Officer.  “Robert’s effective record in chief financial officer roles combined with his broad experience in service-oriented technology companies will be especially valuable as we grow our services and solutions businesses.”
“At the same time, I would like to thank Arun Nayar for his contributions to the separation and launch of the new Tyco. I have valued his leadership and guidance in positioning the company for success. His retirement will mark the culmination of a thoughtful succession process that both Arun and the Board have been involved in over the past year.”
Most recently, Mr. Olson served as the Executive Vice President and Chief Financial Officer of DISH Network Corporation, a provider of satellite video services and technology, for five years. Before that, Mr. Olson was the Chief Financial Officer of Trane Commercial Systems, the largest operating division of American Standard, from 2006 to 2008. Previously, he served as the Chief Financial Officer of AT&T’s Consumer Services division and later its Business Services division. He also held leadership roles in finance, marketing, operations and planning at American Airlines. Mr. Olson holds a Bachelor’s degree in chemical engineering from the University of Alabama and a Master’s degree in business administration from The University of California at Los Angeles.
In connection with the announcement, the company reaffirmed its guidance of $0.60 to $0.62 of earnings per share from continuing operations before special items for the fourth fiscal quarter of 2015.

ABOUT TYCO
Tyco (NYSE: TYC) is the world's largest pure-play fire protection and security company. Tyco provides more than three million customers around the globe with the latest fire protection and security products and services. A company with $10+ billion in annual revenue, Tyco has over 57,000 employees in more than 900 locations across 50 countries serving various end markets, including commercial, institutional, governmental, retail, industrial, energy, residential and small business. For more information, visit www.tyco.com.

FORWARD-LOOKING STATEMENTS
This press release contains a number of forward-looking statements. In many cases forward-looking statements are identified by words, and variations of words, such as "anticipate", "estimate", "believe", "commit", "confident", "continue", "could", "intend", "may", "plan", "potential", "predict", "positioned", "should", "will", "expect", "objective", "projection", "forecast", "goal", "guidance", "outlook", "effort", "target", and other similar words. However, the absence of these words does not mean the statements are not forward-looking. Examples of forward-looking statements include, but are not limited to, earnings per share and other financial projections, statements regarding the health and growth prospects of Tyco and the industries and end markets in which it operates, and statements regarding Tyco’s management team, leadership, resources, potential, priorities, and opportunities for the future. The forward-looking statements in this press release are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of our control, and could cause results to materially differ from expectations. Such risks and uncertainties include, but are not limited to: economic, business, competitive, technological or regulatory factors that adversely impact Tyco or the markets and industries in which it competes; results of audits; unanticipated expenses such as litigation or legal settlement expenses; tax law changes; and industry specific events or conditions that may adversely impact revenue or other financial projections. Actual results could differ materially from anticipated results. Tyco is under no obligation (and expressly disclaims any obligation) to update its forward-looking statements. More information on potential factors that could affect the Company's financial results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's public reports filed with the U.S. Securities and Exchange Commission (SEC), including the Company's Form 10-K for the fiscal year ended September 26, 2014.

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